EXHIBIT 10.15

SETTLEMENT AGREEMENT

This Settlement Agreement (this "Settlement Agreement") is entered into between and among Navigation Powder River, LLC ("Plaintiff') and Phoenix Energy One, LLC ("Defe11da11t"; Defendant and Plaintiff each individually a "Party" and collectively, the "Parties"). This Settlement Agreement shall be deemed executed as of the date of the latest Party's signature (the "Effective Date").

RECITALS

WHEREAS, on September I 0, 2025, Plaintiff initiated a lawsuit against Defendant in the Texas Business Court, 11th Division styled Cause No. 25-BCI 1B-0055, Navigation Powder River, LLC

v. Phoenix Energy One, LLC (the "Lawsuit") regarding the alleged breach of the Parties' Purchase and Sale Agreement;

WHEREAS, Plaintiff filed an Amended Petition on March 16, 2026;

WHEREAS, Defendant appeared and answered in the Lawsuit, and denied and disputed any and all liability with regard to the claims or damages asserted by Plaintiff;

WHEREAS, the Parties wish to resolve their differences with regard to the claims and counterclaims asserted in the Lawsuit and avoid the costs, risks, burdens, uncertainty, and inconvenience of continued litigation;

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Paities agree to settle their disputes on the following terms:

I. CONSIDERATION

A. Payment. Defendant shall pay Plaintiff $6,750,000 in four payments via wire transfer instructions as follows:

Account Holder/Beneficiary: [REDACTED]

Beneficiary Account Number: [REDACTED]

Financial Center and Address: [REDACTED]

ABA/Routing Number: [REDACTED]

I. The first payment shall be in the amount of $2,000,000 and shall be made by wire transfer no later than June 26, 2026.

2. The second payment shall be in the amount of $2,000,000 and shall be made by wire transfer no later than July 6, 2026.

3. The third payment shall be in the amount of $1,750,000 and shall be made by wire transfer no later than July 30, 2026.

4. The fourth payment shall be in the amount of $1,000,000 and shall be made by wire transfer no later than September 30, 2026.

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5. Plaintiff shall retain the $250,000 first payment already made by Defendant.

B. Transfer of Properties. Upon completion of the payments described in Sections I.A. I, 2, and 3 above, Defendant shall be entitled to file the Assignment and Bills of Sale and governmental transfer forms delivered to Defendant on September 4, 2025. The Parties represent and warrant that, as of the date of this Settlement Agreement, neither Party has sold, assigned, transferred, or otherwise taken any action related to the properties that would materially impact the accuracy of any provision of the Assignment and Bill of Sale. Plaintiff represents and warrants that it will not sell, assign, transfer, or otherwise take any action related to the properties that would materially impact the accuracy of any provision of the Assignment and Bill of Sale following the execution of this Agreement.

C. Agreed Judgment. Should Defendant fail to timely make any of the payments described in Sections I.A. above, Plaintiff shall be entitled, without any need for further conference with Defendant, to file an Agreed Motion for Entry of the Agreed Judgment attached hereto in Exhibit A. Plaintiff agrees not to file and enforce such judgment unless and until Defendant fails to timely make any of the payments described in Section I.A above. Plaintiff shall only be entitled to enforce the Agreed Judgment for the amounts listed on the judgment less any amounts already then-paid by Defendant under Section I.A above. Domesticating the Agreed Judgment in states other than Texas shall not be considered an act of enforcement of the Agreed Judgment. Upon full, final, and timely payment of the amounts owed to Plaintiff, Plaintiff shall file a notice of satisfaction of judgment. Plaintiff shall further be entitled to recover any attorney's fees incurred in efforts to enforce the Agreed Judgment. Upon satisfaction of the Agreed Judgment, Defendant shall be entitled to file the Assignment and Bills of Sale and governmental transfer forms delivered to Defendant on September 4, 2025.

D. Plaintiff's Releases. Plaintiff, on behalf of itself and its affiliates, managers, members, parents, subsidiaries, interrelated companies, affiliated companies, representatives, agents, successors, and assigns (collectively, the "Plaintiff Releasors"), does hereby RELEASE, ACQUIT, AND FOREVER DISCHARGE Defendant and its past, present, and future officers, directors, employees, agents, representatives, predecessors, shareholders, parents, subsidiaries, interrelated companies, sponsors, affiliated companies, successors, and assigns and each of the attorneys and law firms representing Defendant in the Lawsuit (collectively, the "Defendant Released Parties"), from any and all claims, demands, and causes of action, whether at common law, statutory, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, foreseen or unforeseen, fixed or contingent, liquidated or unliquidated, related to or arising from the claims, counterclaims, demands, and causes of action asserted or that could have been asserted in the Lawsuit ("Plaintiff's Released Matters").

E. Defendant's Releases. Defendant, on behalf of itself and its affiliates, managers, members, parents, subsidiaries, interrelated companies, affiliated companies, representatives, agents, successors, and assigns (collectively, the "Defendant Releasors"), does hereby RELEASE, ACQUIT, AND FOREVER DISCHARGE Plaintiff and Plaintiff's past, present, and future officers, directors, employees, agents, representatives, predecessors, shareholders, parents, subsidiaries, interrelated companies, sponsors, affiliated companies, successors, and assigns and each of the attorneys and law firms representing Plaintiff in the Lawsuit (collectively, the "Plaintiff Released Parties"), from any and all claims, demands, and causes of action, whether at common law, statutory, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, foreseen or unforeseen, fixed or contingent, liquidated or unliquidated, related to or arising from the claims, counterclaims, demands, and causes of action asserted or that could have been asserted in the Lawsuit ("Defendant's Released Matters" and together with the Plaintiffs Released Matters, the "Released Matters").

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F. Unknown Circumstances. The Parties hereby acknowledge and agree that the releases set forth in Sections l.D and l.E above include a release of any liability for any consequences, presently known or unknown, that may result from the issues made the subject of the Lawsuit and/or anything done or omitted by either of the Parties in any way related to the events giving rise to the Lawsuit. The Parties further agree that their acceptance of the terms specified herein constitutes a complete compromise of all matters involving disputed issues of law and fact asserted in the Lawsuit, and the Parties assume the risk that the facts or law may be otherwise than they believe.

G. Dismissal of Lawsuit. The Plaintiff will file a Joint Agreed Motion to Dismiss the Lawsuit with prejudice within seven (7) business days of Defendant making the payments described in Sections I.A. I, 2, 3 and 4 above.

H. Representations and Warranties. Each Party represents and warrants to the other Party as follows:

a. The signatory of such Party hereto is at least 18 years of age, of sound mind,

and is competent to enter into a legally binding agreement and has authority to bind their such Party to this Settlement Agreement.

b. No other person or entity has or has had any interest in the claims, demands, or obligations of such Party referred to in this Settlement Agreement.

c. Such Party has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims, demands, or obligations referred to in this Settlement Agreement.

d. Such Party has the sole right and exclusive authority to execute this Settlement Agreement.

e. No consent, approval, waiver or similar obligation is required to be obtained by such Party to enter into this Settlement Agreement or to consummate the transactions contemplated hereby that has not already been obtained on or prior to the Effective Date.

f. When executed and delivered by such Party, this Settlement Agreement will constitute a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

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II. DISCLAIMER OF RELIANCE

Each Party represents and warrants to the other Party that it:

A. enters this Settlement Agreement freely and without duress;

B. has folly discussed this Settlement Agreement and its legal consequences with counsel of its choice; and

C. disclaims and waives any reliance whatsoever on any written or oral promise, statement or representation, whether affirmatively made or by omission, by any other party other than those expressly stated in this Settlement Agreement.

III. GENERAL TERMS

A. Change or Modification. No change or modification to this Settlement Agreement will be binding unless it is in writing and executed by all Parties.

B. Legal and Other Costs. Except as provided herein, each Party hereto shall bear its own costs and expenses, including attorneys' fees and court costs, paid or incurred in the Lawsuit and incident to this Settlement Agreement; provided that in any action to enforce this Agreement, the prevailing Pa1iy shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing Party.

C. Governing Law. This Settlement Agreement is governed by the laws of the State of Texas, without reference to any conflict of laws provision or analysis. Any disputes arising from this settlement shall be resolved in the courts of Harris County, Texas, including the Texas Business Court.

D. No Admission of Liability. It is AGREED and UNDERSTOOD that this Settlement Agreement and the mutual promises and covenants contained therein are made by the Parties as a final compromise and settlement of disputed claims, and such covenants and promises are not to be construed as an admission of liability of any fact on the pau of any Party hereto, or anyone else, in this or any other proceeding. The Parties have expressly denied any liability related to the Lawsuit.

E. Merger Clause. This Settlement Agreement states the full agreement of the Parties and supersedes all prior negotiations, statements, representations, and agreements, written or oral, regarding the Released Matters.

F. Counterparts and Scanned Signatures. This Settlement Agreement may be executed in any number of counterparts, each of which is an original instrument, but all of which together constitute one and the same instrument. Any signature to this Settlement Agreement delivered by facsimile or electronic mail is an original for all purposes.

G. Headings.The headings in this Settlement Agreement have been inserted for convenience of reference only; they are not a pait of the agreement and do not affect the meaning, terms, or interpretation of this Settlement Agreement in any way.

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H. Provision Void or Unenforceable. If any provision of this Settlement Agreement is found to be void or unenforceable, that provision shall be severed from this Settlement Agreement, and the other provisions will remain in full force and effect.

I. Construction. All Parties were involved in the drafting of this Settlement Agreement, and it shall not be construed more strongly against any Pa11y on the grounds it was drafted by such Party or primarily drafted by such Party.

J. Binding Effect. This Settlement Agreement (including without limitation all of the release provisions contained herein) shall be binding upon and inure to the benefit of each of the Parties and their respective successors, heirs, representatives, or assigns.

K. No Third-Pa1iy Beneficiaries. This Settlement Agreement is between the Parties. Except as expressly set forth herein, no other persons or parties are intended as beneficiaries of this Settlement Agreement.

Remainder of this page intentionally left blank, signature blocks follow.

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PLAINTIFF:

Navigation Powder River, LLC

By:_______________________________

Name: Clark R, Moore

Title: EVP and GC

Date: 05/31/2026

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DEFENDANT:

Phoenix Energy One LLC

By:_______________________________

Name:

Title:

Date: 06/01/2026

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EXHIBIT A

CAUSE NO. 25-BCllB-0055

NAVIGATION POWDER RIVER, LLC,	§	IN THE ELEVENTH DIVISION
§
Plaintiff,	§
§
v.	§	OF THE BUSINESS COURT
§
PHOENIX ENERGY ONE, LLC	§
§
Defendant.	§	HOUSTON, TEXAS

AGREED JUDGMENT

Plaintiff Navigation Powder River, LLC ("Plaintiff') and Defendant Phoenix Energy One, LLC ("Defendant") have appeared through their attorneys of record. The Parties have agreed on entry of this Agreed Judgment.

The Court, having reviewed the record, enters the following Order and Judgment.

It is ORDERED, ADJUDGED, and DECREED that Plaintiff's Motion for Entry of Judgment is GRANTED.

It is further ORDERED, ADJUDGED, and DECREED that Defendant shall pay to Plaintiff $7,714,254.50 in damages.

It is further ORDERED, ADJUDGED, and DECREED that Defendant shall pay to Plaintiff pre-judgment interest in the amount of$415,142.99.

It is further ORDERED, ADJUDGED and DECREED that Plaintiff does have and recover from Defendant post-judgment interest on the above amount at the rate of 6.75% percent per annum from the date of judgment until fully paid.

It is further ORDERED, ADJUDGED, and DECREED that all costs of court are taxed to the party incurring same.

All writs and execution for the enforcement and collection of this judgment may issue as necessary.

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All relief not expressly granted in this judgment is hereby denied. This judgment finally disposes of all claims and all parties.

SIGNED this       day of

____________________________________
JUDGE, TEXAS BUSINESS COURT ELEVENTH DIVISION
AGREED AS TO FORM AND SUBSTANCE:

JONES DAY

/s/ William R. Taylor

William R. Taylor

Texas Bar No. 24070727

Andrew M. Ryngaert

Texas Bar No. 24117005

717 Texas Avenue, Suite 3300

Houston, Texas 77002

Telephone: 832-239-3939

Facsimile: 832-239-3600

Attorney for Defendant Phoenix Energy One, LLC

WHITE & CASE LLP

/s/ Andrew W Zeve

Andrew W. Zeve

Texas Bar No. 24042209

Drewe E. Molin

Texas Bar No. 24125812

609 Main Street, Suite 2900

Houston, Texas 77002

Telephone: 713-496-9700

Facsimile: 713-496-970 I

Attorney for Plaintiff Navigation Powder River, LLC

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